UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

Voyager Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37625	46-3003182
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 259-5340

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                   Entry into a Material Definitive Agreement.

Public Offering

On November 7, 2017, Voyager Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of a group of underwriters named therein (the “Underwriters”), relating to an underwritten public offering of 4,500,000 shares (the “Underwritten Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”). All of the Underwritten Shares are being sold by the Company. The offering price of the Underwritten Shares to the public is $12.00 per share, and the Underwriters have agreed to purchase the Underwritten Shares from the Company pursuant to the Underwriting Agreement at a price of $11.28 per share (the “Purchase Price”). After underwriting discounts and commissions and estimated offering expenses, the Company expects to receive net proceeds from the offering of approximately $50.3 million.  Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 675,000 shares of Common Stock (the “Optional Shares” and, together with the Underwritten Shares, the “Shares”) at the Purchase Price.

The Underwritten Shares and any Optional Shares will be issued pursuant to a shelf registration statement on Form S-3 that was filed with the Securities and Exchange Commission (“SEC”) on December 1, 2016, amended on December 19, 2016 and declared effective by the SEC on December 20, 2016 (File No. 333-214861). A prospectus supplement relating to the offering has been filed with the SEC. The closing of the offering is expected to take place on November 10, 2017, subject to customary closing conditions.

A copy of the Underwriting Agreement is attached as Exhibit 1.1 hereto and is incorporated herein by reference. The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

A copy of the legal opinion and consent of Wilmer Cutler Pickering Hale and Dorr LLP relating to the Shares is attached as Exhibit 5.1 hereto.

Item 8.01.                   Other Events.

The full text of the press release announcing the pricing of the underwritten public offering on November 7, 2017 is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated November 7, 2017, by and among Voyager Therapeutics, Inc. and Morgan Stanley & Co. LLC and Cowen and Company, LLC, as representatives of the underwriters named therein
5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)
99.1	Press Release dated November 7, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2017	VOYAGER THERAPEUTICS, INC.

	By:	/s/ Steven M. Paul
Steven M. Paul, M.D.
President, Chief Executive Officer and Director (Principal Executive Officer)

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